UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2004

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

NCR Corporation (the “Company”) is furnishing the following information as required under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On October 28, 2004, the Company issued a press release announcing its third-quarter 2004 revenue, operating income and earnings per share amounts. The Company also provided earnings per share and revenue forecasts for the fourth quarter of 2004 and earnings per share guidance for the 2005 fiscal year. A copy of the press release is furnished as Exhibit 99.1 of this report and is incorporated herein by reference.

Item 8.01 Other Events.

On October 27, 2004, the Company issued a press release announcing that the Board of Directors of the Company authorized the repurchase of an additional $250 million of the Company’s outstanding shares of common stock. This authorization extends the Board’s previous authorizations under this stock repurchase program given in 1999. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 28, 2004.

99.2	Press Release dated October 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: October 28, 2004	By:	/s/ Peter J. Bocian
Peter J. Bocian
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated October 28, 2004.

99.2	Press Release dated October 27, 2004.